                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 9, 2003



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



             Delaware                 1-4174                 73-0569878
         ---------------            ------------        -------------------
         (State or other            (Commission          (I.R.S. Employer
         jurisdiction of            File Number)        Identification No.)
         incorporation)


  One Williams Center, Tulsa, Oklahoma                        74172
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code: 918/573-2000


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         On June 9, 2003, The Williams Companies, Inc. ("Williams") announced that it had successfully completed its exchange offer for outstanding 8.125 percent Notes and outstanding 8.75 percent Notes. On May 2, 2003, the company launched the exchange offer for up to $650 million aggregate principal amount of the outstanding 8.125 percent Notes and up to $850 million aggregate principal amount of the outstanding 8.75 percent Notes. As of June 6, 2003, approximately $648 million, or 99.1 percent, of the aggregate principal amount of its outstanding 8.125 percent Notes and $850 million, or 100 percent, of the aggregate principal amount of its outstanding 8.75 percent Notes have been tendered and accepted pursuant to the company's offer to exchange such notes, including tenders received by guaranteed delivery. The exchange offer expired at 5 p.m. Eastern on Tuesday, June 3, 2003.

         On June 10, 2003, Williams closed a previously announced agreement to repurchase preferred shares held by a wholly owned subsidiary of MidAmerican Energy Holdings Company, a member of the Berkshire Hathaway Inc. family of companies. Under the agreement, Williams has redeemed all of the outstanding 9-7/8 percent cumulative-convertible preferred shares for approximately $289 million, plus $5.3 million for accrued dividends. In March 2002, Williams sold the 1,466,667 preferred shares to MidAmerican in a $275 million transaction. Williams repurchased the preferred shares with proceeds from a private placement of 5.5 percent junior subordinated convertible debentures due 2033. The new convertible debentures provide Williams with more favorable terms, which on an annual basis result in approximately $17 million in lower after-tax carrying costs compared with the preferred convertible shares Williams repurchased today.

           On June 10, 2003, Williams also announced that it had closed its previously announced underwritten public offering of 8.625 percent senior unsecured notes due 2010. The company will use the net proceeds from the $800 million offering to improve corporate liquidity, for general corporate purposes, and for payment of maturing debt obligations, including the partial repayment of the company's senior unsecured 9.25 percent notes due March 2004. The notes were issued under the company's $3 billion shelf registration statement on Form S-3.

Item 7. Financial Statements and Exhibits.

         Williams files the following exhibits as part of this report:

         Exhibit 99.1 Copy of Williams' press release dated June 9, 2003, publicly reporting the matters discussed herein.

         Exhibit 99.2 Copy of Williams' press release dated June 10, 2003, publicly reporting the matters discussed herein.

         Exhibit 99.3 Copy of Williams' press release dated June 10, 2003, publicly reporting the matters discussed herein.

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         Pursuant to the requirements of the Securities Exchange Act of 1934,
Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE WILLIAMS COMPANIES, INC.


Date: June 10, 2003                              /s/ William H. Gault
                                            -----------------------------------
                                            Name:   William H. Gault
                                            Title:  Assistant Secretary


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
 99.1             Copy of Williams' press release dated June 9, 2003, publicly reporting the matters discussed herein.

 99.2 Copy of Williams' press release dated June 10, 2003, publicly reporting the matters discussed herein.

 99.3 Copy of Williams' press release dated June 10, 2003, publicly reporting the matters discussed herein.